As filed with the Securities and Exchange Commission on December 22, 2009

Registration No. 333-146982

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AbitibiBowater Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-0526415
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

(514) 875-2160

(Address, including zip code, of principal executive offices)

AbitibiBowater Inc. Retirement Savings Plan

(f/k/a Bowater Incorporated Retirement Savings Plan)

(Full title of the plan)

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(866) 809-1134

(Name of agent, including area code, for service)

COPIES TO:

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada H3B 5H2 (212) 373-3000 Attention: Jacques P. Vachon	Seyfarth Shaw LLP 131 South Dearborn Suite 2400 Chicago, Illinois 60603 (312) 460-5000 Attention: Ameena Majid

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 to Form S-8 relates to the Registration Statement on Form S-8 (Registration No. 333-146982) of AbitibiBowater Inc. (the “Company”). The Registration Statement registered 9,200,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), which were to be offered and sold pursuant to the Bowater Incorporated Retirement Savings Plan and later renamed the AbitibiBowater Inc. Retirement Savings Plan, as amended (the “Plan”), and an indeterminate amount of plan interests, in addition to other securities offered under other plans. Effective August 13, 2009, participants in the Plan were no longer permitted to direct the investment of their deferrals into a stock fund comprised of the Shares and all such Shares previously held in such stock fund were subsequently liquidated. As a result, the offering has terminated.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration the Shares and plan interests not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares and plan interests. The Registration Statement remains in effect for the other plans and securities registered therein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, United States, on December 17, 2009.

ABITIBIBOWATER INC.

By:	(S) / DAVID J. PATERSON
Name:	David J. Paterson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below on December 22, 2009, by the following persons in the capacities indicated.

SIGNATURE	TITLE

(S) / DAVID J. PATERSON David J. Paterson	President and Chief Executive Officer (Principal Executive Officer)

(S) / RICHARD B. EVANS Richard B. Evans	Chairman, Director

(S) / WILLIAM G. HARVEY William G. Harvey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

(S) / JOSEPH B. JOHNSON Joseph B. Johnson	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

(S) / JOHN Q. ANDERSON John Q. Anderson	Director

(S) / JACQUES BOUGIE Jacques Bougie	Director

(S) / WILLIAM E. DAVIS William E. Davis	Director

(S) / ANTHONY F. GRIFFITHS Anthony F. Griffiths	Director

SIGNATURE	TITLE

(S) / RUTH R. HARKIN Ruth R. Harkin	Director

(S) / LISE LACHAPELLE Lise Lachapelle	Director

(S) / GARY J. LUKASSEN Gary J. Lukassen	Director

(S) / PAUL C. RIVETT Paul C. Rivett	Director

(S) / JOHN A. ROLLS John A. Rolls	Director

(S) / TOGO D. WEST, JR. Togo D. West, Jr.	Director

SIGNATURE

AbitibiBowater Inc. Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Catawba, South Carolina, United States, on December 18, 2009.

ABITIBIBOWATER INC. RETIREMENT SAVINGS PLAN

By:	(S) / KENNY SAWYER
Kenny Sawyer
Member of the AbitibiBowater Pension Administrative Committee

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